UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2013

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the 2013 Annual Meeting of Stockholders, the Board of Directors of FactSet Research Systems Inc. (“FactSet” or the “Company”) accepted the resignation of Charles J. Snyder, Vice Chairman of the Board of Directors and Director, and related responsibilities as a member of the Nominating and Corporate Governance Committee. Mr. Snyder’s resignation was effective December 17, 2013, concurrent with the expiration of his current term and the date of FactSet’s 2013 Annual Meeting of Stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following four proposals were submitted to FactSet’s stockholders at the 2013 Annual Meeting of Stockholders held on December 17, 2013:

1.	To elect two directors to FactSet’s Board of Directors, each for a three-year term.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014.

3.	To approve, by a non-binding vote, the compensation of FactSet’s named executive officers.

4.	To approve an amendment to the Company’s By-laws to require majority voting for the election of directors in uncontested elections.

For more information about the foregoing proposals, refer to FactSet’s Proxy Statement dated October 30, 2013. Holders of FactSet common stock were entitled to one vote per share and vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders. The ratification of the Company’s independent registered public accounting firm (Proposal 2) is a discretionary item as defined by the New York Stock Exchange; however proposal 1 (election of directors), proposal 3 (approval of compensation) and proposal 4 (amendment to the Company’s By-laws) are considered non-discretionary items and thus brokers were not permitted to vote shares in these matters unless instructions on how to vote these shares were provided to the broker.

Since a quorum was present at the 2013 Annual Meeting of Stockholders, the approval of each proposal required the number of votes described below:

●

The two nominees for election as directors of the Company who receive the highest number of “FOR” votes cast at the meeting (either in person or by proxy) will be elected as directors. This is referred to as “plurality” approval.

●

The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended August 31, 2014 requires that a majority of the votes cast at the meeting (either in person or by proxy) be voted “FOR” this proposal.

●

The approval of a resolution approving the compensation of FactSet’s named executive officers as disclosed in the proxy statement is an advisory vote; however, the Company values the opinions of its stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

●

The affirmative vote of a majority of the shares of FactSet common stock present or represented by proxy and voting at the 2013 Annual Meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of proposal 4.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Proposal 1: To elect two members to FactSet’s Board of Directors, each for a three-year term.
Nominee	For	Withheld	Broker Non-Votes
Joseph E. Laird, Jr.	35,137,589	1,143,771	3,525,800
James J. McGonigle	35,889,581	391,779	3,525,800

The two nominees were elected to FactSet’s Board of Directors and will serve as directors until the Company’s 2016 Annual Meeting or until their respective successors are elected and qualified. Majority voting for the election of directors in uncontested elections will be followed beginning with the 2014 Annual Meeting. The other directors whose terms of office continued after the Meeting are: Robin A. Abrams, Scott A. Billeadeau, Michael F. DiChristina, Philip A. Hadley, Walter F. Siebecker and Joseph R. Zimmel.

Proposal 2: To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2014.

For	39,219,917
Against	582,871
Abstained	4,372

The appointment of Ernst & Young LLP was ratified.

Proposal 3: To approve, by a non-binding vote, the fiscal 2013 compensation awarded to the Company’s named executive officers.

For	33,335,751
Against	2,920,805
Abstained	24,804
Broker Non-Votes	3,525,800

The fiscal 2013 compensation awarded to FactSet’s named executive officers was approved by a non-binding vote.

Proposal 4: To amend FactSet’s By-laws to require majority voting for the election of directors in uncontested elections.

For	36,253,113
Against	15,875
Abstained	12,372
Broker Non-Votes	3,525,800

The amendment to FactSet’s By-laws was approved. Beginning with the 2014 Annual Meeting, majority voting for the election of directors in uncontested elections will be followed. Refer to Exhibit 3 for the Amended and Restated By-laws of the Company.

Exhibits.

Exhibit Number	Description

3	Amended and Restated By-laws of FactSet Research Systems Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

Date: December 19, 2013	/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ MATTHEW J. MCNULTY
Matthew J. McNulty
Vice President and Controller
(Principal Accounting Officer)